As filed with the Securities and Exchange Commission on July 21, 2014

Registration No. 333-196938

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KANDI TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0363723
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification Number)
Organization)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Hu Xiaoming, Chief Executive Officer
Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth F. Chen, Esq.
Eric M. Hellige, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [_]	Accelerated filer [X]	Non-accelerated filer [_]	Smaller reporting company [_]
(Do not check if a smaller
reporting company)

__________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

            This Amendment No. 1 to the registration statement on Form S-3 (File No. 333-196938) of Kandi Technologies Group, Inc. is being filed solely to amend Item 16 of Part II thereof and to file the form of Indenture as Exhibit 4.2 to the registration statement and a revised legal opinion as Exhibit 5.1 to the registration statement. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus or the balance of Part II to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.             Exhibits and Financial Schedule

            See the Exhibit Index attached to this registration statement and incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinhua, the People’s Republic of China on the 21st day of July, 2014.

KANDI TECHNOLOGIES GROUP, INC.

By:	/s/ Hu Xiaoming
Hu Xiaoming
Chairman of the Board of Directors, President and
Chief Executive Officer (Principal Executive Officer)

            Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hu Xiaoming	Chairman of the Board of Directors,
Hu Xiaoming	President and Chief Executive	July 21, 2014
Officer (Principal Executive Officer)

/s/ Zhu Xiaoying	Chief Financial Officer (Principal
Zhu Xiaoying	Financial Officer and Principal	July 21, 2014
Accounting Officer) and Director

*
Qian Jingsong	Director	July 21, 2014

*
Ni Guangzheng	Director	July 21, 2014

*
Jerry Lewin	Director	July 21, 2014

*
Henry Yu	Director	July 21, 2014

*
Chen Liming	Director	July 21, 2014

*/s/Hu Xiamoning
Hu Xiaoming, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’ s Registration Statement on Form SB-2, dated April 1, 2005; File No. 333-123735).

3.2	Certificate For Renewal and Revival of Charter dated May 27, 2007. ** *

3.3	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to the Company’s Form S-3, dated November 19, 2009; File No. 333-163222)

3.4	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8-K, dated December 21, 2012)

3.5	Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2, dated April 1, 2005; File No. 333-123735)

4.1	Common Stock Specimen***

4.2	Form of Indenture**

4.3	Form of Warrant Agreement, including form of Warrant*

4.4	Form of Unit Agreement*

4.5	Form of Pledge Agreement*

4.6	Form of Rights Certificate*

5.1	Opinion of Pryor Cashman LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges***

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1 to the Registration Statement)**

24.1	Powers of Attorney (included on signature page to the Registration Statement filed on June 20, 2014)***
____________________________
*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 134, as amended, and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.